1 MILLERKNOLL, INC. 2023 LONG-TERM INCENTIVE PLAN, AS AMENDED GLOBAL EBITDA AND REVENUE PERFORMANCE SHARE UNIT WITH TSR MULTIPLIER AWARD AGREEMENT Participant: [INSERT NAME] Award Date: [INSERT AWARD DATE] Target Number of Performance Share Units: [INSERT TOTAL PSUs] This certifies MillerKnoll, Inc. (the “Company”) has on the date set forth above (the “Award Date”) granted to the individual named above (the “Participant”) a grant of Performance Share Units (the “Award”) under the MillerKnoll, Inc. 2023 Long-Term Incentive Plan, as Amended (the “Plan”) as summarized above and as detailed in the Executive Compensation Equity Award Notice (the “Award Notice”) reflected in the web portal maintained by E*TRADE Financial Corporate Services, Inc. (the “Stock Plan Service Provider”). The Award is subject to the terms and conditions set forth in this Global EBITDA and Revenue Performance Share Unit with TSR Multiplier Award Agreement (the “Award Agreement”). A copy of the Plan and the U.S. prospectus for the Plan has been delivered or otherwise made available to the Participant. The Plan is incorporated into this Award Agreement by reference, and in the event of any conflict between the terms of the Plan and this Award Agreement, the terms of the Plan shall govern; provided, however, that definitions under this Award Agreement shall govern. Any capitalized terms not defined herein shall have the meaning set forth in the Plan. 1. Definitions. “Actual Performance Share Units” means the number of Performance Share Units earned in accordance with Section 2 of this Award Agreement. “Award Agreement” means the terms and conditions of the Award set forth in this Global EBITDA and Revenue Performance Share Unit with TSR Multiplier Award Agreement. “Common Stock” means the Company’s $.20 par value per share common stock. “Earnout Percentage” means the percentage for the relevant Tranche Period by which the number of the Target Performance Share Units subject to such Tranche Period is multiplied to determine the Actual Performance Share Units, as determined under Section 2 of this Award Agreement for each Performance Metric. “EBITDA” means the Company’s net income or loss before interest, taxes, depreciation and amortization, excluding earnings attributable to non-controlling interests and plus or minus any approved adjustments determined in accordance with the Manual. “Employer” means the Subsidiary that employs the Participant (to the extent the Participant is not directly employed by the Company)

2 “Manual” shall mean the Incentive Technical Manual as approved by the Committee. “Mutual Agreement Termination” means any termination of the Participant's employment by the Company or the Employer, as applicable, without Cause and which provides transition/separation pay to the Participant; provided, in conjunction with such termination, the Participant has executed, and not revoked during the period provided for therein, a binding and effective settlement agreement, waiver and release. “Peer Group” means the companies approved by the Committee as peer group companies, listed on the attached Appendix A of this Award Agreement. For the sake of clarity, the Company is not included in the Peer Group. “Performance Metrics” means EBITDA and Revenue. For the sake of clarity, the Performance Metrics for each Tranche Period will be distributed to the Participant within 60 days of the commencement of the applicable Tranche Period. “Performance Period” means the period of three (3) consecutive fiscal years of the Company beginning with the Company’s fiscal year in which the Award Date occurs. “Performance Share Unit” means the right to receive one (1) share of Common Stock on a future date subject to certain restrictions and on the terms and conditions contained in this Award Agreement. “Revenue” means the Company's net sales from the sale of products and services. “Retirement” means the Participant's voluntary termination of employment without Cause (other than on account of Death, Disability or Mutual Agreement Termination) occurring on or after the date (A) the Participant has attained age 55, and (B) the sum of the Participant's age (in whole years, rounded down to the nearest year) and Continuous Years of Service (in whole years, rounded down to the nearest year) equals or exceeds 65. Notwithstanding the foregoing, if the Participant's voluntary termination of employment without Cause (other than on account of Death, Disability or Mutual Agreement Termination) occurs (a) during the period commencing on July 15, 2024 and ending on July 14, 2025, and (b) at the time of such termination, the Participant has attained (i) age 55 and 5 or more Continuous Years of Service, or (ii) 30 or more Continuous Years of Service, the Participant's termination of employment shall be characterized as a Retirement. “Target Performance Share Units” means the number of Performance Share Units specified above and detailed in the Participant’s Award Notice as applicable to each individual Performance Metric. For the sake of clarity and except as otherwise reflected in the Participant's Award Notice, 50% of the Target Performance Share Units shall be attributable to EBITDA and the remaining 50% of the Target Performance Share Units shall be attributable to Revenue. “Tax Related-Items” means any or all federal, state, local or foreign income tax, social insurance, payroll tax, payment on account or other tax related-items. “Tranche Period” means a portion of the Performance Period, as follows (A) the first being the first fiscal year of the Performance Period, (B) the second being the second fiscal year

3 of the Performance Period, and (C) the third being the third fiscal year of the Performance Period. “Tranche Schedule” means that thirty-three percent (33%) of the Target Performance Share Units are subject to the first Tranche Period, thirty-three percent (33%) of the Target Performance Share Units are subject to the second Tranche Period, and the remaining Target Performance Share Units are subject to the third Tranche Period. “Total Shareholder Return” or “TSR” with respect to the Company and each member of the Peer Group shall mean the quotient of (a) the Beginning Price (as defined below) divided by (b) the Ending Price (as defined below). The “Beginning Price” shall equal the average closing price of a share of common stock during the twenty (20) trading day period ending on the last day before the start of the Performance Period. The “Ending Price” shall equal the average closing price of a share of common stock during the twenty (20) day trading period ending on the last day of the Performance Period. The Beginning Price and Ending Price shall be adjusted to reflect any and all cash, stock or in-kind dividends paid on the stock of such company during the Performance Period, or any stock splits or reverse stock splits that occur during the Performance Period. For the avoidance of doubt, dividends paid throughout the Performance Period for the Company and Peer Group companies will be reinvested as of the ex- dividend date. “TSR Multiplier” means the adjustment to the initial sum of the Performance Share Units earned for each Tranche Period determined by the Company’s TSR relative to the Peer Group. 2. Determination of Actual Performance Share Units. The Actual Performance Share Units that the Participant may earn shall equal the sum of the Target Performance Share Units earned with respect to each Tranche Period, as adjusted under subsection (d) below, for each Performance Metric. For each Tranche Period, the Performance Share Units earned with respect to each Performance Metric shall equal (a) the number of Target Performance Share Units subject to such Tranche Period as specified in the Tranche Schedule, multiplied by (b) the Earnout Percentage of such Tranche Period, as determined under this Section 2. (a) Determination of EBITDA and Revenue. Within ninety (90) days after the end of each Tranche Period, the Committee will determine EBITDA and Revenue for such Tranche Period consistent with the Manual. (b) Calculation of Earnout Percentage. Within ninety (90) days after the end of each Tranche Period, the Committee will determine the Earnout Percentage applicable to the relevant portion of the Target Performance Share Units specified in the Tranche Schedule based on the weighted average of the achievement of the EBITDA target and the Revenue target specified by the Committee for such Tranche Period, subject to adjustment in accordance with the Manual. If the EBITDA and/or the Revenue is between the approved performance levels, then the Earnout Percentage will be determined based on straight line interpolation. (c) Determination of TSR.

4 (i) Determination of Company TSR. Within ninety (90) days after the end of the Performance Period, the Committee will determine the Company’s TSR during the Performance Period, in accordance with the Manual. (ii) Determination of Peer Group TSRs. Within ninety (90) days after the end of the Performance Period, the Committee will determine the TSR for each member of the Peer Group during the Performance Period, in accordance with the Manual. (iii) Determination of Percentile Rank. Following the determination of Company’s TSR and the TSR of each member of the Peer Group, the Committee shall determine the percentile rank of the Company within the Peer Group. The Committee will include the Company in its determination of the Company’s percentile ranking. (d) Calculation of TSR Multiplier. The initial sum of the Performance Share Units earned with respect to all Tranche Periods determined in Section 2 shall be adjusted based on the Company’s TSR relative to the TSR of the Peer Group in accordance with the following, applying a multiplier approach: Relative TSR Ranking TSR Multiplier Percentage 75th percentile or above 125% 55th percentile 100% (no adjustment) 25th percentile or below 75% If the Company’s relative TSR ranking is between performance levels, the TSR Multiplier percentage shall be determined based on straight line interpolation. Notwithstanding any other provision of this Agreement, in no event shall the Actual Performance Share Units (as modified under this Section 2(d)) exceed two hundred percent (200%) of the Target Performance Share Units. (e) Calculation of Actual Performance Share Units after a Change in Control. If a Change in Control occurs, the Committee will determine the Participant’s Actual Performance Share Units as of the date of such Change in Control in accordance with Section 2(a)-(d), subject to the following: (i) the Performance Period will end (the “Adjusted Performance Period”) on the effective date of the Change in Control; (ii) with respect to any Tranche Period that is fully completed by the effective date of the Change in Control, the Participant’s Actual Performance Share Units earned with respect to such Tranche Period shall be determined in accordance with Section 2(a)-(d); (iii) with respect to any Tranche Period that is partially completed as

5 of the effective date of the Change in Control, the Committee will determine the EBITDA and the Revenue for such partially completed Tranche Period in which the Change in Control occurs from the first day of the Tranche Period through the effective date of the Change in Control, and the Committee will determine the total EBITDA and the total Revenue for such full Tranche Period by multiplying such amount for the partially completed Tranche Period by the amount equal to the of quotient of (A) the number of days in such full Tranche Period (if the Change in Control had not occurred), divided by (B) the number of days in the period of time beginning on the first date of such Tranche Period and ending on the effective date of the Change of Control (for clarity, subject to adjustment in accordance with Section 2(c)-(d)); and (iv) with respect to any Tranche Period that has not started before the effective date of the Change in Control, the deemed EBITDA and Revenue for such Tranche Period shall equal the targeted EBITDA amount and Revenue amount for a one hundred percent (100%) initial Earnout Percentage for such Tranche Period (for clarity, subject to adjustment in accordance with Section 2(c)-(d)). (f) Certification. Not later than ninety (90) days after the end of the Performance Period or the Adjusted Performance Period, as applicable, the Committee shall determine the Actual Performance Share Units and shall certify such finding to the Company and the Participant. 3. Adjustments Following Termination of Employment. (a) Termination Due to Death or Disability. Notwithstanding anything in this Award Agreement to the contrary, in the event that the Participant’s employment with the Company or the Employer terminates prior to the end of the Performance Period due to the Participant’s death or Disability, the Target Performance Share Units shall vest immediately upon the Participant's death or Disability. (b) Mutual Agreement Termination. (i) In the event that the Participant’s employment with the Company or the Employer terminates prior to the end of the Performance Period by reason of a Mutual Agreement Termination and the Participant does not satisfy the age and service requirements for Retirement, the Participant’s rights to all of the Target Performance Share Units granted under this Award Agreement will be immediately and irrevocably forfeited upon such termination of employment and the Participant shall earn no Actual Performance Share Units. (ii) In the event that the Participant’s employment with the Company or the Employer terminates prior to the end of the Performance Period by reason of a Mutual Agreement Termination and the Participant satisfies the age and service requirements for Retirement, the Participant’s Target Performance Share Units will be treated in accordance with the provisions of Section 3(c).

6 (c) Termination Due to Retirement. In the event that the Participant’s employment with the Company or the Employer terminates prior to the end of the Performance Period due to Retirement, the Participant’s Target Performance Share Units will be adjusted as follows: (i) If the Participant’s Retirement occurs prior to the end of the first twelve (12) months after the Award Date, the Participant’s Target Performance Share Units will be adjusted by multiplying the Participant’s Target Performance Share Units by a fraction, the numerator of which is the number of days that Participant was employed by the Company or the Employer from the Award Date until the date of the Participant’s Retirement, and the denominator of which is the number of days in the first 12 months after the Award Date; (ii) No adjustment to the Participant’s Target Performance Share Units will be made if the Participant’s Retirement occurs on or after the end of the first twelve (12) months after the Award Date. Actual Performance Share Units shall continue to be calculated according to Section 2. (d) Termination of Employment for Other Reasons. In the event that the Participant’s employment with the Company or the Employer terminates prior to the end of the Performance Period for any reason other than death, Disability, Retirement, or Mutual Agreement Termination, the Participant’s rights to all of the Target Performance Share Units granted under this Award Agreement will be immediately and irrevocably forfeited upon such termination of employment and the Participant shall earn no Actual Performance Share Units. (e) Termination After a Change in Control. Notwithstanding any term to the contrary in this Award Agreement or the Plan, the Participant shall retain the right to earn all of the Participant’s Target Performance Share Units if, within two (2) years following a Change in Control, the Participant’s employment (i) is terminated without Cause (including death or Disability), (ii) terminates with Good Reason, or (iii) terminates under circumstances that entitle the Participant to accelerated vesting under any individual employment agreement between the Participant and the Company, the Employer, or any successor thereof, and Actual Performance Share Units shall be calculated in accordance with Section 2(e). For all other terminations of employment that occur after a Change in Control, the Participant’s Target Performance Share Units shall be adjusted in accordance with subsections (a)-(c) of this Section 3, and Actual Performance Share Units shall be calculated in accordance with Section 2(e). (f) For purposes of this Award Agreement, the Committee shall have discretion to determine whether the Participant has ceased to be actively employed by (or, if the Participant is a consultant or director, has ceased actively providing services to) the Company or a Subsidiary, and the effective date on which such active employment (or active service-providing relationship) terminated. The Participant’s active employer-employee or other active service-providing relationship will not be extended by any notice period mandated under applicable law (e.g., active employment

7 shall not include a period of “garden leave”, paid administrative leave or similar period pursuant to applicable law) and in the event of the Participant’s termination of employment (whether or not in breach of applicable labor laws), the Participant’s right to settle any Actual Performance Share Units after termination of employment, if any, shall be measured by the date of termination of active employment or service and shall not be extended by any notice period mandated under applicable law. Unless the Committee provides otherwise (1) termination of the Participant’s employment will include instances in which the Participant is terminated and immediately rehired as an independent contractor, and (2) the spin-off, sale, or disposition of the Employer from the Company or another Subsidiary (whether by transfer of shares, assets or otherwise) such that the Employer no longer constitutes a Subsidiary will constitute a termination of employment or service. (g) If the Participant is a resident or employed in a country that is a member of the European Union, the grant of the Actual Performance Share Units and this Award Agreement is intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”). To the extent that a court or tribunal of competent jurisdiction determines that any provision of this Award Agreement is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law. 4. Issuance of Common Stock; Shareholder Rights. (a) Settlement of Performance Share Units to Common Stock. Within ninety (90) days after the end of the Performance Period (or, in the case of the Participant’s Retirement prior to the end of the Performance Period, within ninety (90) days after the later of the end of the Performance Period or the expiration of the duration of the restrictive covenant set forth in Section 9(b)(ii), as applicable), the Company shall deposit the number of shares of Common Stock in settlement of such whole Actual Performance Share Units into the Participant’s brokerage account with the Stock Plan Service Provider, unless a valid deferral has been made pursuant to Section 7, in which case such distribution will be made within sixty (60) days after the date to which distribution has been deferred, in either case, provided that the Participant has satisfied any tax withholding obligations related to such Performance Share Units. (b) No Shareholder Rights. No shares of Common Stock will be issued to the Participant prior to the date on which the Target Performance Share Units become Actual Performance Share Units under the provisions of Section 2 of this Award Agreement. The Target Performance Share Units granted pursuant to this Award Agreement represent a contingent right to receive Common Stock in the future, are not issued shares of Common Stock and do not and will not entitle the Participant to any rights of a shareholder of Common Stock, including the right to vote or receive dividends. Except as otherwise provided in Section 2, the rights of the Participant with respect to the Target Performance Share Units will remain forfeitable at all times prior

8 to the end of the Performance Period as provided in this Award Agreement. Prior to settlement of some or all of the Target Performance Share Units into Common Stock, such Target Performance Share Units will represent only an unsecured obligation of the Company. Neither this Section 4(b) nor any action taken pursuant to or in accordance with this Section 4(b) will be construed to create a trust of any kind. 5. Restriction on Transfer. Any rights under this Award Agreement may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported sale, assignment, transfer, pledge, hypothecation or other disposition will be void and unenforceable against the Company. 6. Adjustments to Target Performance Share Units for Certain Corporate Transactions. Adjustments to Target Performance Share Units will be determined in accordance with this Section 6. (a) The Committee will make an appropriate and proportionate adjustment to the number of Target Performance Share Units granted under this Award Agreement if: (i) The outstanding shares of Common Stock are increased or decreased, as a result of merger, consolidation, sale of all or substantially all of the assets of the Company, reclassification, stock dividend, stock split, reverse stock split with respect to such shares of Common Stock or other securities, or (ii) Additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities or exchanged for a different number or kind of shares or other securities through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities. (b) The Committee may make an appropriate and proportionate adjustment in the number of Target Performance Share Units granted under this Award Agreement if the outstanding shares of Common Stock are increased or decreased as a result of a recapitalization or reorganization not included within Section 6(a) above. 7. Deferral of Distribution. The Participant may elect to defer the conversion of Actual Performance Share Units granted under this Award Agreement into Common Stock and the issuance of such Common Stock with respect thereto to a time later than that provided under Section 4(a). The Participant must file such election with the Committee at least 12 months prior to the end of the Performance Period. The Participant must specify in the election the date on which the Actual Performance Share Units earned under this Award Agreement will be converted to Common Stock and issued to the Participant. The date elected must be at least five (5) years later than the date on which the Actual Performance Share Units would have been converted to Common Stock and issued to the Participant under Section 4(a).

9 8. Tax Withholding. (a) Regardless of any action the Company or the Employer takes with respect to Tax Related-Items, the Participant acknowledges that the ultimate liability for all Tax Related-Items associated with the Actual Performance Share Units are and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company and that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax Related-Items in connection with any aspect of the Actual Performance Share Units, including, but not limited to, the grant, vesting or settlement of the Actual Performance Share Units, the subsequent sale of any shares of Common Stock acquired pursuant to such settlement and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the Actual Performance Share Units to reduce or eliminate the Participant’s liability for Tax Related-Items. Further, if the Participant is subject to tax in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax Related-Items in more than one jurisdiction. (b) Prior to the delivery of any shares of Common Stock upon settlement of the Actual Performance Share Units, if the Participant’s country of residence (and/or the Participant’s country of employment, if different) requires withholding of Tax-Related Items, the Company shall withhold a sufficient number of shares of Common Stock otherwise issuable upon settlement of the Performance Share Units that have an aggregate Fair Market Value sufficient to pay the Tax-Related Items required to be withheld. In cases where the Fair Market Value of the number of shares of Common Stock withheld is greater than the Tax-Related Items required to be withheld, the Company shall make a cash payment to the Participant equal to the difference as soon as administratively practicable. The cash equivalent of the shares of Common Stock withheld will be used to settle the obligation to withhold the Tax-Related Items. Alternatively, the Company may permit the Participant to tender payment of the Tax- Related Items to the Company (i) in the form of cash, check (bank check, certified check or personal check) or money order payable to the Company, (ii) in the form of unencumbered shares of Common Stock already owned by the Participant for at least six (6) months, (iii) causing the broker to sell from the number of shares of Common Stock to be issued to the Participant having an aggregate Fair Market Value necessary to satisfy the amount of Tax-Related Items due, or (iv) by having the Company or the Employer withhold the Tax-Related Items required to be withheld with respect to the shares of Common Stock in cash from the Participant’s regular salary/wages, or from any other amounts payable to the Participant. In the event the withholding requirements for Tax- Related Items are not satisfied through any of the foregoing methods, no shares of Common Stock will be issued to the Participant (or the Participant’s estate) upon settlement of the Performance Share Units unless and until satisfactory arrangements have been made by the Participant with respect to the payment of any Tax-Related Items which the Company and the Employer determine, in their sole discretion, must be withheld or collected with respect to such Performance Share Units.

10 (c) Depending on the withholding method, the Company may withhold or account for Tax Related-Items by considering maximum applicable rates to the extent permitted by the Plan, in which case the Participant may receive a refund of any over- withheld amount in cash from the applicable taxing authority and will have no entitlement to the Share equivalent. If the obligation for Tax Related-Items is satisfied by withholding in shares of Common Stock, for tax purposes, the Participant shall be deemed to have been issued the full member of shares of Common Stock issued upon settlement of the Performance Share Units notwithstanding that a member of the shares of Common Stock are held back solely for the purpose of paying the Tax Related-Items. (d) By accepting the Performance Share Units, the Participant expressly consents to the foregoing methods of tax withholding for Tax-Related Items associated with the Performance Share Units. All other Tax-Related Items related to the Performance Share Units and any shares of Common Stock delivered in payment thereof are the Participant’s sole responsibility. 9. Participant Covenants. In consideration of the grant of this Award by the Company, the Participant agrees to the following: (a) Confidentiality. In the course of the Participant’s employment with the Company or the Employer, the Participant will be provided with or may have access to, and/or come into the possession of, Confidential Information; accordingly and subject to Section 9(e),, the Participant agrees and promises: (i) to protect and maintain the confidentiality of Confidential Information while employed by the Company or the Employer; (ii) to return or provide to the Company (and not retain any copies, reproductions, or manifestations of any kind in any form) any and all materials reflecting Confidential Information and any other equipment, materials and writings received from, created for, belonging to the Company or the Employer or relating to the Company’s or the Employer’s business, then in the Participant’s possession or under the Participant’s control, (whether in “hard copy” or electronic form) including, but not limited to, those which relate to or contain Confidential Information (including all Company- or Employer-owned equipment) immediately upon end of employment or upon demand by the Company or the Employer; and (iii) not to (without the express prior written consent of the Company or the Employer) use, reproduce, create any derivative work improvement, modify, adapt, disclose, publish, communicate or make available any Confidential Information for any purpose other than as necessary and reasonable for performing the Participant’s employment services or duties on behalf of the Company or the Employer or for the benefit of the Company or the Employer. (b) Restrictive Covenants. The Participant understands and agrees that the Company and the Employer have legitimate interests in protecting their goodwill, their

11 relationships with customers and business partners, and in maintaining their confidential information, trade secrets and Confidential Information, and that it would cause severe and irreparable harm to the Company or the Employer if the Participant were to improperly utilize or disclose any trade secrets, other Confidential Information or customer relationships, or if the Company or the Employer were to otherwise lose its customer relationships or goodwill. Therefore, the Participant hereby agrees that the following restrictions are appropriate and necessary to meet such goals and that such restrictions do not impose undue hardship or burdens on the Participant. (i) Non-Solicitation of Company Customers or Employer Customers. The Participant acknowledges that the relationships and goodwill that the Participant develops with Company Customers or Employer Customers as a result of the Participant’s employment belong to the Company. The Participant therefore agrees and covenants that during the Restricted Period, the Participant will not, and will not assist anyone else to, except in furtherance of the Participant’s employment with the Company or the Employer (1) solicit, aid, induce or encourage any Company Customer or Employer Customer to cease purchasing goods or services from, or otherwise interfere with the relationship between the Company or the Employer and any Company Customer or Employer Customer, respectively. (ii) Non-Service of Company Customers or Employer Customers. The Participant agrees and covenants, during the Restricted Period, except in the furtherance of the Participant’s employment with the Company or the Employer, not to render any services to or sell any products to any Company Customer or Employer Customer, unless such services or products or similar services or products are not provided to any Company Customer or Employer Customer by the Company or the Employer, respectively, and are not planned to be offered by the Company or the Employer to any Company Customer or Employer Customer, respectively. For purposes of this Award Agreement, services, products or business shall be considered “planned to be offered by the Company or the Employer” if the following conditions are satisfied: (1) the Company or the Employer plans to offer or engage in such services, products or business within six (6) months after the termination of Participant’s employment, and (2) the Participant participated in the Company’s or the Employer’s planning of such services, products or business. Except as otherwise provided in this Award Agreement, nothing in this Section shall prevent the Participant from performing or providing such services, products or business as an employee of a Company Customer or Employer Customer, unless: (i) such Company Customer’s or Employer Customer’s business is to perform or provide services, products or business similar to those performed or provided by the Company or the Employer; (ii) such services, products or business are being performed or provided by the Participant to multiple persons or entities; or (iii) such services, products or business would impair the Company’s or the Employer’s independence and the Participant has not obtained approval from the Company’s Legal Department prior to performing or providing such services, products or business.

12 (iii) Non-Solicitation of Employees. The Participant agrees and covenants that during the Restricted Period, the Participant shall not, except in furtherance of the Participant’s employment with the Company or the Employer, directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity, solicit, hire, recruit, or attempt to solicit, hire, or recruit, any Covered Employee, or induce the resignation of any Covered Employee from the Company or the Employer. This Section does not restrict or impede, in any way, and shall not be interpreted or understood as restricting or impeding, the Participant from exercising protected rights that cannot be waived by agreement. (iv) Non-Competition. T he Participant agrees that during the Restricted Period, the Participant will not, for the Participant, or on behalf of any other person or entity, directly or indirectly, engage in any Competitive Activity, unless approved by the Company or the Employer in advance in writing. Notwithstanding the foregoing, nothing herein shall prohibit the Participant from being a passive owner of not more than two percent (2%) of the equity securities of a publicly traded corporation engaged in a business that is in competition with the Company or the Employer, so long as the Participant has no active participation in the business of such corporation. (c) Definitions. For purposes of this Section 9, the following terms shall be defined as follows: (i) Company Customer or Employer Customer. “Company Customer” or “Employer Customer” is limited to those customers or partners who did business with the Company, or the Employer as applicable, and (A) with whom the Participant had substantive contact within the most recent 12 months of the Participant’s employment with the Company or the Employer (or during the period of the Participant’s employment, if the Participant was employed for less than 12 months) and (B) about whom the Participant has Customer Information or any other trade secret or confidential information that is not available publicly. “Company Customer” or “Employer Customer” shall not, however, include any individual who purchased a product from the Company, or the Employer as applicable, by direct purchase from one of its retail establishments or via on-line over the Internet, unless such purchase was of such quantity that the purchase price exceeded $15,000. (ii) Competitive Activity. “Competitive Activity” means becoming an employee, advisor, officer, director, consultant, contractor, partner, principal, manager, or executive of a Direct Competitor, (including as an employee of, or consultant to, any vendor providing services or products to any Direct Competitor), whether or not for compensation, where there is a reasonable possibility that the Participant may, intentionally or inadvertently, directly or indirectly, use or rely upon Confidential Information; or (1) in a capacity that is similar to the capacity the Participant was in, (2) where the Participant provides services that are similar to the services the Participant provided, or (3) with

13 responsibilities that are similar to the responsibilities the Participant had, in each case, during the final 12 months the Participant was employed by the Company or the Employer (or during the period of the Participant’s employment, if the Participant was employed for less than 12 months). (iii) Competitive Services. “Competitive Services” means services of the type that the Company or the Employer provided or offered to its customers or partners at any time during the 12 months immediately preceding the last day of the Participant’s employment with the Company or the Employer (or at any time during the Participant’s employment if the Participant was employed for less than 12 months), and for which services the Participant was involved in providing or managing. (iv) Competitive Products. “Competitive Products” means products that serve the same function as, or that could be used to replace, products the Company or the Employer provided to, offered to, or was in the process of developing for a present, former, or future possible customer/partner at any time during the twelve (12) months immediately preceding the last day of the Participant’s employment with the Company or the Employer (or at any time during the Participant’s employment if the Participant was employed for less than 12 months), with which the Participant had direct responsibility for the sale or development of such products or managing those persons responsible for the sale or development of such products. (v) Confidential Information. “Confidential Information” means, individually and collectively, the Company’s or the Employer’s confidential, proprietary and/or trade secret information relating to the Company’s actual or anticipated business and/or the Company’s or the Employer’s existing and prospective clients, products, services, and technology. Confidential Information includes, but is not limited to, existing and prospective client databases, lists, identities, characteristics, and contact information, information regarding decision-makers for the Company’s or the Employer’s existing and prospective clients, proposals, intellectual property, and other proprietary features of Company’s or the Employer’s current and anticipated products, processes, techniques, devices, software, product development information including technical information, designs, formulas, drawings and prototypes, trade secrets or know-how, supplier and vendor information, pricing schedules, financial information, processes, strategic plans and initiatives, investment strategies and plans, marketing and sales techniques and plans, budgets, projections, forecasts, employee personnel files and other non-public information about Company or Employer employees, compensation or other terms of employment, contracts, procedures, all non-public information that has or could have commercial value or other utility in the business in which the Company or the Employer is engaged or contemplates engaging, and all information, including confidential third party information disclosed to the Company or the Employer, the unauthorized use or disclosure of which could be detrimental to the interests of the Company or the Employer, whether or not such information is labeled, marked, or otherwise

14 identified as Confidential Information by the Company or the Employer, and all compilations, reproductions, and derivations of any of the foregoing information. Confidential Information includes not only information disclosed by the Company or the Employer to the Participant, but also information developed, obtained, or learned, and work product produced, by the Participant during the course of the Participant’s employment with the Company or the Employer or derived from use of any Company or Employer equipment, systems or information. Confidential Information (i) includes the foregoing information even if disclosed to the Participant in connection with the contemplation of the Participant becoming an employee of the Company or the Employer, i.e., prior to the effective date of the Participant’s employment, or prior to the Participant signing this Award Agreement, and (ii) does not include any information that is publicly known, or after it becomes publicly known through no wrongful act or omission of the Participant or of others who were under confidentiality or non- disclosure obligations at that time related to such information. (vi) Covered Employee. “Covered Employee” means any then- current employee of the Company or the Employer or any employee who has been employed by the Company or the Employer in the twelve (12) months before the Participant’s last day of employment (or at any time during the Participant’s employment if the Participant was employed for less than 12 months) with whom the Participant had contact during the course of performing the Participant’s duties. (vii) Direct Competitor. “Direct Competitor” means any person, business, company or operation, irrespective of form (e.g., a sole proprietorship, partnership, limited liability company, corporation, joint venture or other type of entity) that (1) provides Competitive Products and/or Competitive Services or (2) owns or controls a significant interest in any entity that provides, or proposes or plans to provide, any Competitive Product and/or Competitive Services. (viii) Restricted Period. “Restricted Period” means the period during the Participant’s employment with the Company or the Employer and for a period of twelve (12) months (or such longer period as set forth in another agreement between the Participant and the Company or the Employer) immediately following the termination of the Participant’s employment with the Company or the Employer, regardless of the reason for the termination, whether voluntary or involuntary. (d) Non-disparagement. Subject to Section 9(e), the Participant agrees that, while employed with the Company or the Employer and thereafter, the Participant will not, directly or indirectly, individually or in concert with others, engage in any conduct or make any statement calculated or likely to have the effect of undermining, disparaging or otherwise reflecting poorly upon the Company or the Employer, any member of its Board of Directors or any executive officer of the Company or the Employer (the “Protected Persons”) or the Company’s or the Employer’s business. This Section does not, in any way, restrict or impede the Participant from exercising protected rights to the

15 extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized Governmental Entity, provided that such compliance does not exceed that required by the law, regulation, or order. (e) Protected Rights. Nothing in this Award Agreement is intended to interfere with the whistleblower provisions of any United States federal, state or local law or regulation, including but not limited to Rule 21F-17 of the Securities Exchange Act of 1934 or § 1833(b) of the U.S. Defend Trade Secrets Act of 2016 (the “DTSA”). Accordingly, notwithstanding anything to the contrary therein, nothing in this Award Agreement shall prohibit or impede the Participant (or the Participant's attorney) from communicating or otherwise participating in or fully cooperating with any investigation or proceeding that may be conducted by a United States federal, state or local governmental, regulatory or law enforcement branch, agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General (collectively, a “Governmental Entity”), filing a charge or complaint with the Securities and Exchange Commission, or any other federal, state, or local governmental regulatory or law enforcement agency, or making other disclosures or reports that are protected under the whistleblower provisions of federal, state or local law or regulation, including about alleged unlawful employment practices or alleged criminal conduct. The Participant understands and acknowledges that the Participant does not need the prior authorization from the Company or the Employer to make any such reports or disclosures and that the Participant is not required to notify the Company or the Employer that the Participant has made such reports or disclosures. The Participant can provide Confidential Information to Government Entity without risk of being held liable by the Company or the Employer for liquidated damages or other financial penalties. This Award Agreement also does not limit the Participant’s right to receive an award for information provided to any Government Entity. In addition, nothing in this Award Agreement shall prohibit or restrict the Participant from (i) disclosing Confidential Information to a court or other administrative or legislative body in response to a private third-party subpoena, provided that the Participant first promptly notifies and provides the Company or the Employer the opportunity to seek, and join in its efforts at the sole expense of the Company or the Employer, to challenge the subpoena or obtain a protective order limiting its disclosure, or other appropriate remedy, (ii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that the Participant has reason to believe is unlawful, or (iii) filing or disclosing any facts necessary to receive unemployment insurance, Medicaid or other public benefits to which the Participant is entitled. Further, nothing in this Award Agreement is intended to interfere with any rights the Participant may have under Section 7 of the National Labor Relations Act. (f) The Participant understands and acknowledges that the DTSA provides that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (a) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (b) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such

16 filing is made under seal. In addition, the DTSA provides that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (X) files any document containing the trade secret under seal; and (Y) does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement or any other agreement by and between the Participant and the Company is intended to conflict with the DTSA or create liability for disclosures of trade secrets expressly allowed by such section. (g) Severability and Enforcement. The covenants set forth in Section 9 of the Award Agreement are independent and severable from every other provision of this Award Agreement, and the breach of any other provision of this Award Agreement by the Company or the Employer or any other agreement between the Participant and the Company or the Employer shall not affect the validity of the provisions of Section 9 or constitute a defense in any action brought by the Company or the Employer to enforce the provisions of Section 9 or to seek any relief for the Participant’s breach thereof. The parties agree that if a competent authority declines to enforce any of the provisions of Section 9, that the authority responsible for such determination shall have the power to reduce, modify or limit the restrictions to restrict competition with or solicitation from the Company or the Employer to the maximum extent permitted by law. To the extent that any invalid or unenforceable provision cannot be cured by modification or reformation, such offending provision shall be limited or eliminated to the minimum extent necessary so that this Section 9 shall otherwise remain in full force and effect and be enforceable. The modification, reformation, limitation or elimination of any provision of this Section 9 shall not affect the validity or enforceability of the remaining provisions of this Agreement in that jurisdiction, or the validity or enforceability of this Agreement in any other jurisdiction. The provisions of this Section 9 will not apply to the Participant to the extent any such provision is prohibited or otherwise restricted by applicable law. (h) State-Specific Modifications. The US State Addendum, attached hereto and hereby incorporated herein, contains certain important modifications that may apply to the Participant based on the laws of the state of the Participant’s Primary Place of Employment if the Participant primarily performs services in the United States. The Participant acknowledges that the Participant reviewed the US State Addendum before electronically accepting this Award Agreement and understand the impact of state law modifications, if any, that may apply to the Participant. The term “Primary Place of Employment” means the location where the Participant primarily performs services for the Company as designated by the Company or the Employer in accordance with the Company’s or the Employer’s applicable policies and procedures. 10. Miscellaneous. (a) Neither this Award Agreement nor the Plan confers on the Participant any right with respect to the continuance of employment by the Company or the Employer, nor will there be a limitation in any way on the right of the Company or the Employer to terminate the Participant’s employment at any time.

17 (b) An original record of this Award Agreement and of the Participant’s acceptance and acknowledgement will be held on file by the Company. This Award Agreement and the Participant’s acknowledgement may be made either in paper or electronic format as specified by the Company. To the extent there is any conflict between the terms contained in this Award Agreement and the terms contained in the original held by the Company, the terms of the original held by the Company will control. Notwithstanding anything to the contrary herein, upon a Change in Control in which the surviving entity does not assume this Award (or replace this Award with an Award having substantially similar terms), this Award shall be treated in accordance with Section 14.3(b) of the Plan. 11. Section 409A Compliance. To the extent applicable, it is intended that this Award Agreement be exempt from or comply with the provisions of Section 409A of the Internal Revenue Code, as amended (“Section 409A”). This Award Agreement will be administered and interpreted in a manner consistent with this intent, and any provision that would cause the Award Agreement to fail to satisfy Section 409A will have no force and effect until amended to comply therewith (which amendment may be retroactive to the extent permitted by Section 409A). If any payments under this Award Agreement constitute nonqualified deferred compensation subject to the requirements of Section 409A and are payable upon a termination of the Participant’s employment, then (a) all such payments shall be made only upon a “separation from service” within the meaning of Section 409A, (b) for purposes of determining the timing of such payments, the Participant’s termination shall not be considered to occur until the Participant has incurred such a separation from service and (c) to the extent required for compliance with Section 409A if the Participant is a “specified employee” within the meaning of Section 409A, payments will be delayed by six months. 12. Section 280G. Notwithstanding anything contained in this Award Agreement to the contrary, to the extent that any of the payments and benefits provided for under this Award Agreement, together with any payments or benefits under any other agreement or arrangement between the Company or any of its affiliates and the Participant (collectively, the “Payments”) would constitute a “parachute payment” within the meaning of Section 280G of the Code, the amount of such Payments shall be reduced (to the extent any reduction is necessary) to the amount that would result in no portion of the Payments being subject to the excise tax imposed pursuant to Section 4999 of the Code if and only if such reduction would provide the Participant with an after-tax amount greater than if there was no reduction. Any reduction shall be done in a manner that maximizes the amount to be retained by the Participant, provided that to the extent any order is required to be set forth herein, then such reduction shall be applied in the following order: (a) payments that are payable in cash that are valued at full value under Treasury Regulation Section 1.280G-1, Q&A 24(a) will be reduced (if necessary, to zero), with amounts that are payable last reduced first; (b) payments due in respect of any equity valued at full value under Treasury Regulation Section 1.280G-1, Q&A 24(a) will be reduced next (if necessary, to zero), with amounts that are payable or deliverable last reduced first; (c) payments that are payable in cash that are valued at less than full value under Treasury Regulation Section 1.280G- 1, Q&A 24 will be reduced next (if necessary, to zero), with the highest values reduced first (as such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24); (d) payments due in respect of any equity valued at less than full value under Treasury Regulation Section 1.280G-1, Q&A 24 will be reduced next (if necessary, to zero), with the highest values reduced first (as

18 such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24); and (v) all other non-cash benefits will be next reduced pro-rata. 13. Electronic Delivery. The Company, in its sole discretion, may decide to deliver any documents related to the Performance Share Units to the Participant under the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. 14. Data Privacy. The Company is located at 855 East Main Avenue, Zeeland, MI 49464, United States of America and grants Performance Share Units under the Plan to employees of the Company and its Subsidiaries in its sole discretion. In conjunction with the Company’s grant of Performance Share Units under the Plan and its ongoing administration of such awards, the Company is providing the following information about its data collection, processing and transfer practices (“Personal Data Activities”). In accepting the grant of Performance Share Units, the Participant expressly and explicitly consents to the Personal Data Activities as described herein. The Participant should consult the Company’s Global Associate Privacy Notice for additional information on its current privacy practices concerning the collection of employee information, a copy of which can be provided by contacting the Participant’s local human resources department or the Company’s privacy team at privacy@millerknoll.com. (a) Data Collection, Processing and Usage. The Company collects, processes and uses the Participant’s personal data, including the Participant’s name, home address, e-mail address, and telephone number, date of birth, social insurance / passport number or other identification number (e.g. resident registration number), salary, citizenship, job title, any shares of Common Stock or directorships held in the Company, and details of all Performance Share Units or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in the Participant’s favor, which the Company receives from the Participant or the Employer (“Personal Information”). In granting Performance Share Units under the Plan, the Company will collect the Participant’s Personal Information for purposes of allocating shares of Common Stock and implementing, administering and managing the Plan. The Company’s legal basis for the collection, processing and usage of the Participant’s Personal Information is the Participant’s consent. (b) Stock Plan Service Provider. The Company transfers the Participant’s Personal Information to the Stock Plan Service Provider, an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different Stock Plan Service Provider and share the Participant’s Personal Information with another company that serves in a similar manner. The Stock Plan Service Provider will open an account for the Participant to receive and trade shares of Common Stock acquired under the Plan. The Participant will be asked to agree on separate terms and data processing practices with the Stock Plan Service Provider, which is a condition to the Participant’s ability to participate in the Plan.

19 (c) International Data Transfers. The Company and the Stock Plan Service Provider are based in the United States. The Participant should note that the Participant’s country of residence may have enacted data privacy laws that are different from the United States. The Company’s legal basis for the transfer of the Participant’s Personal Information to the United States is the Participant’s consent. (d) Voluntariness and Consequences of Consent Denial or Withdrawal. The Participant’s participation in the Plan and the Participant’s grant of consent is purely voluntary. The Participant may deny or withdraw the Participant’s consent at any time. If the Participant does not consent, or if the Participant later withdraws the Participant’s consent, the Participant may be unable to participate in the Plan. This would not affect the Participant’s existing employment or salary; instead, the Participant merely may forfeit the opportunities associated with the Plan. (e) Data Subject Rights. The Participant may have a number of rights under the data privacy laws in the Participant’s country of residence. For example, the Participant’s rights may include the right to (i) request access or copies of Personal Information the Company processes, (ii) request rectification of incorrect data, (iii) request deletion of data, (iv) place restrictions on processing, (v) lodge complaints with competent authorities in the Participant’s country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of the Participant’s personal data. To receive clarification regarding the Participant’s rights, the Participant should contact the Participant’s local human resources department or the Company’s privacy team at privacy@millerknoll.com. Further, the Participant may exercise the Participant’s rights via the Company’s Privacy Rights Portal (https://www.millerknoll.com/legal/privacy/privacy-rights). 15. Severability. In the event that any provision of this Award Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Award Agreement. 16. Governing Law and Venue. Except for Section 9 of this Award Agreement, which shall be governed by, and construed in accordance with, the laws of the State of the Participant’s Primary Place of Employment if the Participant primarily works in the United States, the laws of the State of Michigan (other than its choice of law provisions) shall govern this Award Agreement and its interpretation. For purposes of litigating any dispute that arises with respect to the Performance Share Units, this Award Agreement or the Plan, the parties hereby submit to and consent to the jurisdiction of the State of Michigan, and agree that such litigation shall be conducted in the courts of Kent County, or the United States Federal court for the Western District of Michigan, and no other courts; and waive, to the fullest extent permitted by law, any objection that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in any such court is improper or that such proceedings have been brought in an inconvenient forum. Any claim under the Plan, this Award Agreement or any Performance Share Units must be commenced by the Participant within twelve (12) months of the earliest date on which the Participant’s claim first arises, or the Participant’s cause of action accrues, or such claim will be deemed waived by the Participant.

20 17. Nature of Performance Share Units. In accepting the Performance Share Units, the Participant expressly acknowledges and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan; (b) the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan; (c) all decisions with respect to future equity awards, if any, shall be at the sole discretion of the Company; (d) the Participant’s participation in the Plan is voluntary; (e) the Performance Share Units, and the income and value of same, is an extraordinary item that (i) does not constitute compensation of any kind for services of any kind rendered to the Company or any Subsidiary, and (ii) is outside the scope of the Participant’s employment or service contract, if any, with the Employer; (f) the Performance Share Units, and the income and value of same, is an extraordinary item that (i) does not constitute compensation of any kind for services of any kind rendered to the Company or any Subsidiary, and (ii) is outside the scope of the Participant’s employment or service contract, if any, with the Employer; (g) the Performance Share Units, and the income and value of same, is an extraordinary item that (i) does not constitute compensation of any kind for services of any kind rendered to the Company or any Subsidiary, and (ii) is outside the scope of the Participant’s employment or service contract, if any, with the Employer; (h) unless otherwise agreed with the Company, the Performance Share Units, and the income from and value of same, are not granted as consideration for, or in connection with, any service the Participant may provide as a director of any Subsidiary; (i) the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty; (j) if the shares of Common Stock do not increase in value, the Performance Share Units will have no value; (k) if the Participant settles the Performance Share Units and obtains shares of Common Stock, the value of the shares of Common Stock obtained upon settlement may increase or decrease in value; (l) in consideration of the award of the Performance Share Units, no claim or entitlement to compensation or damages shall arise from termination of the Performance Share Units or diminution in value of the Performance Share Units, or shares of Common

21 Stock issued through the settlement of the Performance Share Units, resulting from termination of the Participant’s employment or continuous service with the Company or any Subsidiary (for any reason whatsoever, whether or not later found to be invalid or in breach of applicable labor laws of the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and in consideration of the grant of the Performance Share Units, the Participant agrees not to institute any claim against the Company or any Subsidiary; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing/electronically accepting this Award Agreement, the Participant shall be deemed to have irrevocably waived the Participant’s entitlement to pursue or seek remedy for any such claim; and (m) neither the Company, the Employer nor any other Subsidiary shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the U.S. Dollar that may affect the value of the Performance Share Units or of any amounts due to the Participant pursuant to the settlement of the Performance Share Units or the subsequent sale of any shares of Common Stock acquired upon settlement. 18. Language. The Participant acknowledges that the Participant is proficient in the English language and understands the terms of this Award Agreement. If the Participant has received the Plan, this Award Agreement, the Plan or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise prescribed by applicable law. 19. Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by the Participant or any other participant. 20. Insider Trading/Market Abuse Laws. By accepting the Performance Share Units, the Participant acknowledges that the Participant is bound by all the terms and conditions of any Company insider trading policy as may be in effect from time to time. The Participant further acknowledges that, depending on the Participant’s country, the Participant may be or may become subject to insider trading restrictions and/or market abuse laws, which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of shares of Common Stock, rights to shares of Common Stock (e.g., Performance Share Units) or rights linked to the value of shares of Common Stock under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before the Participant possessed inside information. Furthermore, the Participant could be prohibited from (a) disclosing the inside information to any third party, which may include fellow employees and (b) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any Company insider trading policy as may be in effect from time to time. The Participant acknowledges that it is the Participant’s personal responsibility to comply with any applicable restrictions, and the

22 Participant should speak to the Participant’s personal advisor on this matter. 21. Legal and Tax Compliance; Cooperation. If the Participant resides or is employed outside of the United States, the Participant agrees, as a condition of the grant of the Performance Share Units, to repatriate all payments attributable to the shares of Common Stock and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of shares of Common Stock acquired pursuant to the Performance Share Units) if required by and in accordance with local foreign exchange rules and regulations in the Participant’s country of residence (and country of employment, if different). In addition, the Participant also agrees to take any and all actions, and consent to any and all actions taken by the Company and its Subsidiaries, as may be required to allow the Company and its Subsidiaries to comply with local laws, rules and regulations in the Participant’s country of residence (and country of employment, if different). Finally, the Participant agrees to take any and all actions as may be required to comply with the Participant’s personal legal and tax obligations under local laws, rules and regulations in the Participant’s country of residence (and country of employment, if different). 22. Private Offering. The grant of the Performance Share Units is not intended to be a public offering of securities in the Participant’s country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filing with the local securities authorities with respect to the grant of the Performance Share Units (unless otherwise required under local law). No employee of the Company is permitted to advise the Participant on whether the Participant should participate in the settlement of any shares of Common Stock pursuant to the Performance Share Units under the Plan or provide the Participant with any legal, tax or financial advice with respect to the grant of the Performance Share Units. Participation in Performance Share Units involves a degree of risk. Before deciding to participate in the settlement of any shares of Common Stock pursuant to the Performance Share Units, the Participant should carefully consider all risk factors and tax considerations relevant to the acquisition of shares of Common Stock under the Plan or the disposition of them. Further, the Participant should carefully review all of the materials related to the Performance Share Units and the Plan, and the Participant should consult with the Participant’s personal legal, tax and financial advisors for professional advice in relation to the Participant’s personal circumstances. 23. Foreign Asset/Account Reporting and Exchange Controls. The Participant’s country of residence (and country of employment, if different) may have certain exchange control and/or foreign asset/account reporting requirements which may affect the Participant’s ability to acquire or hold shares of Common Stock under the Plan or cash received from participating in the Plan (including from any dividends paid on shares of Common Stock or sale proceeds resulting from the sale of shares of Common Stock) in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in the Participant’s country. The Participant may be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to the Participant’s country through a designated bank or broker within a certain time after receipt. The Participant acknowledges that it is the Participant’s responsibility to comply with any applicable regulations, and that the Participant should speak to the Participant’s personal advisor on this matter.

23 24. Country Addendum. Notwithstanding any provisions of this Award Agreement, the Performance Share Units and any shares of Common Stock acquired under the Plan shall be subject to any special terms and conditions for the Participant’s country of residence (and country of employment, if different), as set forth in the addendum to this Award Agreement (the “Country Addendum). Moreover, if the Participant relocates to one of the countries included in the Country Addendum, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines, in its discretion, that the application of such terms and conditions is necessary or advisable for legal or administrative reasons and provided the imposition of the term or condition will not result in any adverse accounting expense with respect to the Performance Share Units (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer). The Country Addendum shall form part of this Award Agreement. 25. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Performance Share Units and any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons and provided the imposition of the term or condition will not result in adverse accounting expense to the Company, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. 26. Recoupment. The Performance Share Units granted pursuant to this Award Agreement are subject to the terms of the Company’s recoupment policy(ies) in the form approved by the Committee from time to time (including any successor(s) thereto, the “Policy”) and to the terms required by applicable law; and the terms of the Policy and such applicable law are incorporated by reference herein and made a part hereof. For purposes of the foregoing, the Participant expressly and explicitly authorizes the Company to issue instructions, on the Participant’s behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold the shares of Common Stock and other amounts acquired pursuant to the Participant’s Performance Share Units, to re-convey, transfer or otherwise return such shares of Common Stock and/or other amounts to the Company upon the Company’s enforcement of the Policy. To the extent that this Award Agreement and the Policy conflict, the terms of the Policy shall prevail. 27. Notices. The Company may, directly or through its third party stock plan administrator, endeavor to provide certain notices to the Participant regarding certain events relating to awards that the Participant may have received or may in the future receive under the Plan, such as notices reminding the Participant of the vesting or expiration date of certain awards. The Participant acknowledges and agrees that (a) the Company has no obligation (whether pursuant to this Award Agreement or otherwise) to provide any such notices; (b) to the extent the Company does provide any such notices to the Participant the Company does not thereby assume any obligation to provide any such notices or other notices; and (c) the Company, its Subsidiaries and the third party stock plan administrator have no liability for, and the Participant has no right whatsoever (whether pursuant to this Award Agreement or otherwise) to make any claim against the Company, any of its Subsidiaries or the third party stock plan administrator based on any allegations of, damages or harm suffered by the Participant as a result of the Company’s failure to provide any such notices or the Participant’s

24 failure to receive any such notices. The Participant further agrees to notify the Company upon any change in the Participant’s residence address. 28. Limitations on Liability. Notwithstanding any other provisions of the Plan or this Award Agreement, no individual acting as a director, employee, or agent of the Company or any of its Subsidiaries will be liable to the Participant or the Participant’s spouse, beneficiary, or any other person or entity for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable because of any contract or other instrument the Participant executes in such other capacity. No member of the Board or of the Committee will be liable for any action or determination (including, but limited to, any decision not to act) made in good faith with respect to the Plan or any Performance Share Units. 29. Consent and Agreement With Respect to Plan. The Participant (a) acknowledges that the Plan and the prospectus relating thereto are available to the Participant on the website maintained by the Company’s third party stock plan administrator; (b) represents that the Participant has read and understands the terms and provisions thereof, has had an opportunity to obtain the advice of counsel of the Participant’s choice prior to accepting this Award Agreement and fully understands all provisions of this Award Agreement and the Plan; (c) accepts the Performance Share Units subject to all of the terms and provisions thereof; and (d) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Award Agreement. [Signatures appear on the following page]

25 IN WITNESS WHEREOF, the parties have executed this Award Agreement effective as of the Award Date. MillerKnoll, Inc. By: Jeffrey M. Stutz Chief Financial Officer ELECTRONIC ACKNOWLEDGEMENT, ACCEPTANCE AND AGREEMENT By electronically accepting this Award Agreement via the Stock Plan Service Provider’s web portal, the Participant hereby acknowledges and accepts the grant of the Performance Share Units described in this Award Agreement, and expressly acknowledges and agrees to be bound by the terms and conditions of the Plan, the Award Notice, this Award Agreement and the following US State Addendum and Country Addendum. Further, the Participant hereby expressly acknowledges and agrees that all decisions and determinations of the Committee with respect to the Performance Share Units and the shares of Common Stock shall be final, conclusive and binding upon the Participant.

26